AMENDMENT DATED APRIL 30, 1999

                 TO THE DISTRIBUTION AGREEMENT (THE "AGREEMENT")
                                     BETWEEN
                               FORWARD FUNDS, INC.
                                       AND
                          FIRST DATA DISTRIBUTORS, INC.


Pursuant to the terms of the Agreement it is hereby amended to include The Real Estate Investment Fund.


         FORWARD FUNDS, INC.

         By:      ______________________

         Title:   ______________________


         FIRST DATA DISTRIBUTORS, INC.

         By:      ______________________

         Title:   ______________________